UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 5, 2007

VOICE DIARY INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50029
(Commission File Number)

73-1629948
(I.R.S. Employer Identification No.)

343 Sui Zhou Zhong Road
Sui Ning, Si Chuan Province, P.R.China
(Address of Principal Executive Offices) (Zip Code)

(86825) 239-1788
(Registrant's Telephone Number, Including Area Code)

Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

    This Current Report on Form 8-K is filed by Voice Diary Inc., a Delaware corporation (the “Registrant”), in connection with the items set forth below.

ITEM 1.01 Entry Into A Material Definitive Agreement

    As of March 5, 2007, Registrant entered into an Exclusive Import-Export Agency Agreement ("Agreement"), by and among Suining Yinfa DAR Industrial Co., Ltd. ("DAR Industrial"), a wholly owned subsidiary of the Registrant and DongUi Cosmetics Co. ("DongUi"), a corporation organized and existing under the laws of the Republic of Korea (South Korea).

    Pursuant to the terms of the Agreement, DongUi will act as the sole marketing agent for DAR Industrial in South Korea beginning March 5, 2007 and ending March 4, 2017. In addition, the Agreement shall be automatically renewed and extended for three years upon expiration on March 4, 2017, provided no disagreements between DAR Industrial and DongUi exist.

    Under the Agreement, DAR Industrial will export their DAR products directly to South Korea. The DAR products exported will be Chinese medical grade DAR that is planted, produced and processed in Suining, China, by DAR Industrial. The DAR products provided by DAR Industrial to DongUi will include DAR raw materials, DAR slices, DAR powder, and processed products with DAR as the main raw material (i.e. Bailing capsule raw material, Yishen capsule raw material). DongUi is the exclusive sales agent for DAR Industrial in the South Korean market for DAR that is planted, produced and processed in Suining, China, by DAR Industrial.

    DongUi is expected to commit to an order of 300 tons of DAR raw materials valued at roughly USü1,125,000 in 2007. Beginning in 2008, DongUi is obligated to increase the size of their annual DAR order/imports year on year at a rate of 10%.

    The Registrant currently has 39,301,854 issued and outstanding shares of common stock that trade on the Over-The-Counter Bulletin Board under the symbol "VCDY".

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE DIARY INC.

Date: March 6, 2007	By:	/s/ Wang, Ji Guang
Wang, Ji Guang President and Director

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Import-Export Exclusive Agent Agreement, dated March 5, 2007

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